EXHIBIT 21

ENTITIES OF ALLERGAN, INC.

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
1.	Allergan Productos Farmaceuticos S.A.	Argentina
2.	Allergan Australia Pty Limited	Australia
3.	Collagen Vertrieb Biomedizinischer Produkte Gesellschaft m.b.H.	Austria
4.	Allergan N.V.	Belgium
5.	Collagen Aesthetics Benelux S.A.	Belgium
6.	Allergan Holdings B Ltd.	Bermuda
7.	Allergan Produtos Farmacêuticos Ltda.	Brazil
8.	Inamed do Brasil Ltda	Brazil
9.	Allergan Inc.	Canada
10.	Allergan Pharmaceuticals Ireland	Cayman Islands
11.	Allergan Holdings C, Ltd.	Cayman Islands
12.	Allergan Laboratorios Limitada	Chile
13.	Allergan Information Consulting (Shanghai) Co., Ltd.	China
14.	Allergan de Colombia S.A.	Colombia
15.	Allergan Costa Rica, S.R.L.	Costa Rica
16.	Allergan Services Costa Rica, S.R.L.	Costa Rica
17.	Allergan A/S	Denmark
18.	Allergan France S.A.S.	France
19.	Allergan Holdings France SAS	France
20.	Collagen Aesthetics France SARL	France
21.	Allergan Industrie S.A.S.	France
22.	S.C.I. Focus	France
23.	S.C.I. Val Promery	France
24.	Pharm-Allergan GmbH	Germany
25.	Allergan Asia Limited	Hong Kong
26.	Allergan Hong Kong Limited	Hong Kong
27.	Allergan Healthcare India Private Limited	India
28.	Allergan India Private Limited*	India
29.	Allergan Pharmaceutical Development Center India Private Limited	India
30.	Allergan Botox Limited	Ireland
31.	Allergan Pharmaceuticals Holdings (Ireland) Limited	Ireland
32.	Allergan Services International, Limited	Ireland
33.	Chamfield Limited	Ireland
34.	McGhan Ireland Holdings Ltd.	Ireland
35.	McGhan Limited	Ireland
36.	Medisyn Technologies Limited	Ireland
37.	Seabreeze Silicone Limited	Ireland
38.	The Seabreeze Holdings LLC Inamed International Corporation Limited Partnership	Ireland
39.	Allergan Israel Pharmaceuticals Ltd.	Israel
40.	Allergan S.p.A.	Italy
41.	Allergan International YK	Japan
42.	Allergan Japan K.K.	Japan
43.	Allergan K.K.	Japan
44.	Allergan NK	Japan
45.	Collagen KK	Japan
46.	Allergan Korea Limited	Korea
47.	Samil Allergan Limited*	Korea
48.	Allergan Luxembourg S.à r.l.	Luxembourg
49.	Collagen Luxembourg S.A.	Luxembourg
50.	Allergan Malaysia Sdn. Bhd.	Malaysia
51.	Allergan, S.A. de C.V.	Mexico
52.	Allergan Servicios Profesionales, S. de R.L. de C.V.	Mexico

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
53.	BioEnterics Latin America S.A. de C.V.	Mexico
54.	McGhan Medical Mexico S.A. de C.V.	Mexico
55.	Allergan B.V.	Netherlands
56.	Allergan Services B.V.	Netherlands
57.	McGhan Medical B.V.	Netherlands
58.	Allergan Holdings B.V.	Netherlands Antilles
59.	Allergan New Zealand Limited	New Zealand
60.	Allergan AS	Norway
61.	Allergan C.I.S. SARL	Russia
62.	Allergan Singapore Pte. Ltd.	Singapore
63.	Allergan Pharmaceuticals (Proprietary) Limited	South Africa
64.	Allergan, S.A.U.	Spain
65.	Allergan Norden AB	Sweden
66.	Allergan AG	Switzerland
67.	Allergan Medical S.A.	Switzerland
68.	Allergan (Thailand) Ltd.	Thailand
69.	Allergan Ilaçlari Ticaret Anonim Şirketi	Turkey
70.	Allergan Holdings Limited	United Kingdom
71.	Allergan Limited	United Kingdom
72.	Collagen Aesthetics (UK) Limited	United Kingdom
73.	Inamed Aesthetics Limited	United Kingdom
74.	McGhan Medical UK Limited	United Kingdom
75.	Allergan Optical Irvine, Inc.	United States/CA
76.	Allergan Sales Puerto Rico, Inc.	United States/CA
77.	CUI Corporation	United States/CA
78.	Herbert Laboratories	United States/CA
79.	Inamed Development Company	United States/CA
80.	Oculex Pharmaceuticals, Inc.	United States/CA
81.	Silicone Engineering, Inc.	United States/CA
82.	AGN Seabreeze, LLC	United States/DE
83.	Allergan America, LLC	United States/DE
84.	Allergan Holdings, Inc.	United States/DE
85.	Allergan Property Holdings, LLC	United States/DE
86.	Allergan Puerto Rico Holdings, Inc.	United States/DE
87.	Allergan Sales, LLC	United States/DE
88.	Allergan Specialty Therapeutics, Inc.	United States/DE
89.	Allergan USA, Inc.	United States/DE
90.	Inamed, LLC	United States/DE
91.	Inamed Corporation	United States/DE
92.	Inamed International Corp.	United States/DE
93.	Pacific Pharma, Inc.	United States/DE
94.	Revive Acquisition, Inc.	United States/DE
95.	Seabreeze LP Holdings, LLC	United States/DE
96.	Flowmatrix Corporation	United States/NV
97.	TotalSkinCare.com Corporation	United States/NV

*

Except for Allergan India Private Limited and Samil Allergan Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Private Limited is 51% owned by the Registrant and Samil Allergan Limited is 50.005% owned by Registrant.